NEWS	Exhibit 99.1

Cathie Koch
Vice President, Corporate Communications
(813) 830-5127

BLOOMIN’ BRANDS, INC. AND JANA PARTNERS ANNOUNCE ADDITION OF A NEW INDEPENDENT DIRECTOR TO BOARD

JANA Partners Agrees to Support All Nominees at 2018 Annual Meeting

TAMPA, FL - February 28, 2018 - Bloomin’ Brands, Inc. (NASDAQ: BLMN) and JANA Partners LLC today announced that the Company has added a new independent director to its Board of Directors. The new independent director is Wendy A. Beck. Her biographical information is provided below. With the addition of Ms. Beck, the Board consists of eight directors.

Jim Craigie, Lead Independent Director of the Board, stated “We expect Wendy will enhance the board’s ongoing efforts to create shareholder value by growing the business and advancing key initiatives such as off premise and delivery, improving the cost structure, allocating capital to maximize returns, and evaluating all options to maximize shareholder value.”

Liz Smith, Chairman of the Board and Chief Executive Officer, stated “We are pleased to welcome Wendy to the Bloomin’ Brands board. Her distinguished career in hospitality and focus on delivering exceptional customer experiences will be a valuable addition. We look forward to her contribution as well as continuing our positive dialogue with JANA Partners.”

Barry Rosenstein, Managing Partner of JANA Partners, added “We are encouraged by the steps the company is taking, including appointing Wendy, and by the board’s ongoing commitment to create shareholder value. We look forward to maintaining a constructive dialogue with the company.” JANA Partners and its affiliates currently own approximately 8.7 percent of the Company’s outstanding common stock.

The Company expects to file its proxy materials for the 2018 Annual Meeting in the near future and encourages stockholders to review the proxy materials when they become available.

In connection with the appointment, Bloomin’ Brands, Inc. and JANA have entered into an agreement. Under the agreement, Bloomin’ has agreed to appoint Wendy A. Beck to the Board for a term ending at the Company’s 2019 Annual Meeting and JANA has agreed to customary standstill and voting commitments. The agreement will be included as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

Biographical Information on New Director Nominee

Wendy A. Beck is an accomplished senior finance executive with over twenty-five years of leadership experience in both public and privately held companies in the hospitality and travel and leisure industries.

Ms. Beck currently serves as Executive Vice-President and Chief Financial Officer at Norwegian Cruise Line Holdings Ltd. Prior to joining Norwegian in 2010, she was Executive Vice President and Chief Financial Officer

at Domino’s Pizza from 2008 to 2010. She has also held the role of Senior Vice-President, Chief Financial Officer, Chief Accounting Officer and Treasurer at Whataburger from 2001 to 2008. She was previously employed at Checkers Drive-In Restaurants, Inc. from 1992 to 2001, and at Lincare Holdings from 1987 to 1993. In addition, Ms. Beck is a director and chair of the audit committee at At Home. She was previously a director and audit committee member at Spartan Stores from 2010 to 2013.

She is a Member of the National Association of Corporate Directors, the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants.

About Bloomin’ Brands, Inc.

Bloomin' Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba's Italian Grill, Bonefish Grill and Fleming's Prime Steakhouse and Wine Bar. The Company owns and operates approximately 1,500 restaurants in 48 states, Puerto Rico, Guam and 19 countries, some of which are franchise locations. For more information, please visit bloominbrands.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as "guidance," "believes," "estimates," "anticipates," "expects," "on track," "feels," "forecasts," "seeks," "projects," "intends," "plans," "may," "will," "should," "could," "would" and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company's forward-looking statements. These risks and uncertainties include, but are not limited to: consumer reaction to public health and food safety issues; competition; increases in labor costs; government actions and policies; increases in unemployment rates and taxes; local, regional, national and international economic conditions; consumer confidence and spending patterns; price and availability of commodities; challenges associated with our expansion, remodeling and relocation plans; interruption or breach of our systems or loss of consumer or employee information; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; our ability to preserve the value of and grow our brands; the seasonality of the Company's business; weather, acts of God and other disasters; changes in patterns of consumer traffic, consumer tastes and dietary habits; the effectiveness of our strategic actions; the cost and availability of credit; interest rate changes; compliance with debt covenants and the Company's ability to make debt payments and planned investments; and our ability to continue to pay dividends and repurchase shares of our common stock. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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